                                                                     EXHIBIT 5.1



                                                                 June 13, 1997


Telular Corporation
920 Deerfield Parkway
Buffalo Grove, Illinois  60089

Gentlemen:

                     This opinion is being furnished to you in connection with the public resale by Wireless Domain, Inc. ("Wireless") of up to 425,000 shares of Telular Corporation's (the "Company") Common Stock, par value $.01 per share (the "Shares") pursuant to the registration statement filed by the Company under the Securities Act of 1933 on September 25, 1996, with the Securities and Exchange Commission (the "Commission"), as amended by Amendment No. 1, of even date herewith (which registration statement, as amended by all amendments, is hereinafter called the "Registration Statement"). The Shares were issued to Wireless by the Company under the terms of that certain Stock Purchase Agreement, between Wireless and the Company, dated as of June 28, 1996, and may be sold from time-to-time by Wireless to or through brokers, dealers or other agents or directly to other purchasers in one or more market transactions, in one or more private transactions, or in a combination of such methods of sale, at prices then prevailing, at prices related to such prices, or at negotiated prices.

                     We have acted as counsel for the Company in connection with the issue and sale of the Shares to Wireless. We have examined signed copies of the Registration Statement and all exhibits thereto, all as filed with the Commission. We have also examined and relied upon certain resolutions adopted by the Board of Directors of the Company, certified by the Secretary of the Company, a copy of the Bylaws of the Company, and a copy of the Certificate of Incorporation of the

Telular Corporation
June 13, 1997
Page - 2 -



Company certified by the Secretary of the State of the State of Delaware. We also have examined such other documents and made such other investigations as we have deemed necessary to form a basis for the opinion hereinafter expressed.

                     In examining the foregoing documents we have assumed the authenticity of documents submitted to us as originals, the genuineness of all signatures, the conformity to original documents of documents submitted as copies, and the accuracy of the representations and statements included therein.

                     Based upon the foregoing, it is our opinion that the Shares issued to and to be sold by Wireless pursuant to the Registration Statement are duly authorized, validly issued, fully paid and non-assessable.

                     We hereby consent to the filing of this opinion as part of the Registration Statement, and to the use of our name therein and in the related Prospectus under the caption "Legal Matters".

                     It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

                                         Very truly yours,



                                         COVINGTON & BURLING